UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2019

Danaher Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-828-0850

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
4.75% Mandatory Convertible Preferred Stock, Series A, without par value	DHR.PRA	New York Stock Exchange
Floating Rate Senior Notes due 2022	DHR F 06/30/22	New York Stock Exchange
1.700% Senior Notes due 2022	DHR 1.7 01/04/22	New York Stock Exchange
2.500% Senior Notes due 2025	DHR 2.5 07/08/25	New York Stock Exchange
1.200% Senior Notes due 2027	DHR 1.2 06/30/27	New York Stock Exchange
0.200% Senior Notes due 2026	DHR 0.2 03/18/26	New York Stock Exchange
0.450% Senior Notes due 2028	DHR 0.45 03/18/28	New York Stock Exchange
0.750% Senior Notes due 2031	DHR 0.75 09/18/31	New York Stock Exchange
1.350% Senior Notes due 2039	DHR 1.35 09/18/39	New York Stock Exchange
1.800% Senior Notes due 2049	DHR 1.8 09/18/49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Notes Offering

On November 7, 2019, DH Europe Finance II S.à r.l. (“Danaher International II”) issued $700 million aggregate principal amount of 2.050% Senior Notes due 2022 (the “2022 Notes”), $700 million aggregate principal amount of 2.200% Senior Notes due 2024 (the “2024 Notes”), $800 million aggregate principal amount of 2.600% Senior Notes due 2029 (the “2029 Notes”), $900 million aggregate principal amount of 3.250% Senior Notes due 2039 (the “2039 Notes”) and $900 million aggregate principal amount of 3.400% Senior Notes due 2049 (the “2049 Notes,” and together with the 2022 Notes, the 2024 Notes, the 2029 Notes and the 2039 Notes, the “Notes”), in an underwritten offering pursuant to a registration statement on Form S-3 (File No. 333-224149) filed with the Securities and Exchange Commission (the “Commission”) on April 5, 2018, as amended by a Post-Effective Amendment No. 1 thereto, filed with the Commission on July 10, 2019, and a related prospectus filed with the Commission. The Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Danaher Corporation (“Danaher”) (the “Guarantees” and, together with the Notes, the “Securities”). The Securities were sold pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) dated as of October 29, 2019 among Danaher International II, Danaher, and BofA Securities, Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC and the other underwriters party thereto. The Underwriting Agreement was separately filed with the SEC on October 31, 2019 as Exhibit 1.1 to Danaher’s Current Report on Form 8-K.

Danaher International II expects to receive net proceeds of approximately $3.97 billion, after deducting the underwriting discounts and estimated offering expenses payable by Danaher. Danaher anticipates using the net proceeds from the offering to fund a portion of the cash consideration payable for, and certain costs associated with, its acquisition of the Biopharma Business of GE Life Sciences (the “GE Biopharma Acquisition”). Pending completion of the GE Biopharma Acquisition, Danaher may invest the net proceeds of the offering in short-term bank deposits or invest them in interest-bearing, investment-grade securities.

Indenture

The Securities were issued under an indenture dated as of September 18, 2019 (the “Base Indenture”) among Danaher International II, Danaher, as guarantor, and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”) and a second supplemental indenture dated as of November 7, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The 2022 Notes will mature on November 15, 2022, the 2024 Notes will mature on November 15, 2024, the 2029 Notes will mature on November 15, 2029, the 2039 Notes will mature on November 15, 2039 and the 2049 Notes will mature on November 15, 2049. Interest on the Notes will be paid semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2020.

At any time and from time to time prior to (i) October 15, 2024 (one month prior to the maturity date of the 2024 Notes), in the case of the 2024 Notes, August 15, 2029 (three months prior to the maturity date of the 2029 Notes), in the case of the 2029 Notes, May 15, 2039 (six months prior to the maturity date of the 2039 Notes), in the case of the 2039 Notes or May 15, 2049 (six months prior to the maturity date of the 2049 Notes), in the case of the 2049 Notes (each such date, a “par call date”) and (ii) prior to November 15, 2022 (the maturity date of the 2022 Notes), in the case of the 2022 Notes, Danaher International II will have the right, at its option, to redeem the Notes, in whole or in part, by paying a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, on or after the applicable par call date for the 2024 Notes, 2029 Notes, 2039 Notes and 2049 Notes, Danaher International II will have the right, at its option, to redeem the 2024 Notes, 2029 Notes, 2039 Notes and 2049 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Danaher intends to use the net proceeds from the offering of the Notes to fund a portion of the cash consideration payable for, and certain costs associated with, the GE Biopharma Acquisition. The offering of the Notes is not conditioned upon the completion of the proposed GE Biopharma Acquisition. If Danaher does not consummate the GE Biopharma Acquisition on or prior to August 25, 2020 (or such later date to which the acquisition agreement setting forth the terms of the GE Biopharma Acquisition as in effect on November 7, 2019 may be extended in accordance with its terms), or the acquisition agreement setting forth the terms of the GE Biopharma Acquisition is terminated prior to that date, Danaher International II will be required to redeem, in whole and not in part, each series of the notes on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes outstanding, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date, as further described in the prospectus supplement filed in connection with the offering of the Notes.

If a change of control triggering event occurs with respect to the Notes, each holder of Notes may require Danaher International II to repurchase some or all of its Notes at a purchase price equal to 101% of the principal amount of the Notes being repurchased, plus accrued interest. A change of control triggering event means the occurrence of both a change of control and a rating event (as such terms are defined in the Supplemental Indenture).

The Notes are unsecured and rank equally in right of payment with all of Danaher International II’s other unsecured and unsubordinated indebtedness. The Guarantees are unsecured obligations of Danaher and rank equally in right of payment with all of Danaher’s other unsecured and unsubordinated indebtedness.

Upon the occurrence of an event of default with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants, and bankruptcy and insolvency-related defaults, Danaher International II’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The above description of the Base Indenture and the Supplemental Indenture is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture. The Base Indenture is filed as Exhibit 4.1 and the Supplemental Indenture is filed as Exhibit 4.2 hereto. Each of the foregoing documents is incorporated herein by reference.

In connection with the offering of the Notes, Danaher is filing as Exhibits 5.1 and 5.2 hereto opinions of counsel addressing the validity of the Notes and the Guarantees and certain related matters. Such opinions are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

4.1

Base Indenture, dated as of September 18, 2019, among Danaher International II, as issuer, Danaher, as guarantor, and the Trustee, as trustee (incorporated by reference to Exhibit 4.1 to Danaher’s Current Report on Form 8-K filed on September 18, 2019).

4.2	Second Supplemental Indenture, dated as of November 7, 2019, among Danaher International II, as issuer, Danaher, as guarantor, and the Trustee, as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

5.2	Opinion of DLA Piper Luxembourg.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

23.2	Consent of DLA Piper Luxembourg (contained in Exhibit 5.2 above).

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date: November 7, 2019	By:	/s/ Matthew R. McGrew
	Name:	Matthew R. McGrew
	Title:	Executive Vice President and Chief Financial Officer